UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2018

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On November 29, 2018, Amin N. Maredia, chief executive officer and a member of the board of directors of Sprouts Farmers Market, Inc. (the “Company”) provided notice to the Company that effective December 30, 2018, he will resign as chief executive officer and director.

In connection with Mr. Maredia’s departure, he and the Company have entered into a letter agreement (the “Letter Agreement”), dated as of November 29, 2018, setting forth Mr. Maredia’s severance and post-departure advisory arrangement.

Pursuant to the Letter Agreement, following Mr. Maredia’s departure from the Company, he will make himself available to consult with the Company regarding matters with which he was involved or has knowledge on an as-needed basis through March 31, 2019. The Letter Agreement also specifies the terms of the Company’s severance obligations to Mr. Maredia pursuant to his Amended and Restated Employment Agreement, dated August 6, 2015, as well as his confidentiality, non-competition and non-solicitation obligations. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Appointment of Co-Interim Chief Executive Officers

In connection with Mr. Maredia’s departure, the Company’s board of directors has appointed Jim Nielsen and Brad Lukow to serve as the Company’s co-interim chief executive officers. Messrs. Nielsen and Lukow, collectively, shall act as the Company’s principal executive officer until a permanent successor has been named.

Mr. Nielsen joined the Company in April 2011 as its chief operating officer and has served as the Company’s president and chief operating officer since August 2015. Mr. Lukow has served as the Company’s chief financial officer since March 2016, having previously served as executive vice president and chief financial officer of Shoppers Drug Mart, Canada’s leading drug store retailer, from January 2009 to November 2014.

On November 29, 2018, the Company issued a press release announcing this leadership change. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated November 29, 2018, by and between Sprouts Farmers Market, Inc. and Amin N. Maredia

99.1	Press release of Sprouts Farmers Market, Inc., dated November 29, 2018, entitled “Sprouts Farmers Market, Inc. Announces Leadership Change”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: December 4, 2018	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary